SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	December 14, 2006

PACIFIC ETHANOL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21467	41-2170618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5711 N. West Avenue, Fresno, California	93711
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(559) 435-1771

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a) Not applicable.

(b) On December 14, 2006, William G. Langley and Pacific Ethanol, Inc. (the “Company”) agreed to Mr. Langley’s retirement as Chief Financial Officer of the Company effective as of December 15, 2006.

(c) Not applicable.

(d) Not applicable.

(e) In connection with Mr. Langley’s retirement, the Company and Mr. Langley entered into a Separation and Consulting Agreement (“Agreement”) dated December 14, 2006. The Agreement supercedes that certain Executive Employment Agreement dated August 10, 2005 between the Company and Mr. Langley, a copy of which is incorporated herein by reference as Exhibit 10.2 of this Form 8-K.

The Agreement provides for a consulting period from December 16, 2006 through August 15, 2007, during which Mr. Langley will provide consulting services to the Company. Mr. Langley is to provide consulting duties for up to 80 hours per month for the first three months during the consulting period and is to provide consulting duties for up to 40 hours per month for the remainder of the consulting period. Mr. Langley is to receive consulting fees in the amount of $15,000 per month. Mr. Langley is also to be reimbursed for his health insurance expenses during the consulting period. Mr. Langley is also to be reimbursed for certain other specified or pre-approved expenses incurred in connection with the performance of his duties under the Agreement. In addition, Mr. Langley agreed to not work for the Company’s competitors during the consulting period and provided a general release of all claims against the Company.

Under the Agreement, Mr. Langley’s outstanding stock option shall remain vested and exercisable as to 85,000 shares, which is the currently-vested portion. In addition, Mr. Langley’s outstanding stock option was accelerated and became fully vested and exercisable as to 42,500 shares on December 15, 2006, and, provided Mr. Langley complies with his obligations under the Agreement, the option shall be fully vested and exercisable as to an additional 42,500 shares on August 15, 2007, the last day of the consulting period. The stock option as to all such fully vested and exercisable shares, other than those vested on August 15, 2007, will be exercisable through the end of the consulting period and for a period of three months thereafter; provided, that if the expiration of such three month period occurs on a date that Mr. Langley would be prohibited from trading in the Company’s stock pursuant to the Company’s insider trading and similar policies, then the exercise termination date will be extended to the date that is three business days after Mr. Langley is again permitted to trade in the Company’s stock. The stock option as to the shares that may vest on August 15, 2007 will be exercisable from the date of vesting through December 31, 2007. The stock option terminated as to all other shares on December 15, 2006.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Exhibits.

Number	Description

10.1	Separation and Consulting Agreement dated December 14, 2006 between Pacific Ethanol, Inc. and William G. Langley

10.2	Executive Employment Agreement dated August 10, 2005 between the Company and William G. Langley (*)

(*)	Filed with the Securities and Exchange Commission on August 16, 2005 as an exhibit to the Company’s Report on Form 8-K for August 10, 2005, and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2006	PACIFIC ETHANOL, INC.

By:  /S/ CHRISTOPHER W. WRIGHT
Christopher W. Wright
Vice President, General Counsel & Secretary

EXHIBITS FILED WITH THIS REPORT

Number	Description

10.1	Separation and Consulting Agreement dated December 14, 2006 between Pacific Ethanol, Inc. and William G. Langley